Exhibit 32.1
CERTIFICATION

The undersigned, Ernest Rady and Robert F. Barton, the Chief Executive Officer and Chief Financial Officer, respectively, of American Assets Trust, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each hereby certifies that, to the best of his knowledge:
(i) the Quarterly Report for the period ended September 30, 2023 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ERNEST RADY
Ernest Rady
Chairman and Chief Executive Officer

/s/ ROBERT F. BARTON
Robert F. Barton
EVP and Chief Financial Officer
Date: October 27, 2023